UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2026

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40770	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Corporate Center Drive, Suite 404 Monterey Park, California	91754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 3.03	Material Modification to Rights of Security Holders.

The Board of Directors of Focus Universal Inc., a Nevada corporation (the “Company”) approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) at a ratio of 4 to 1 (the “Reverse Split”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Split to satisfy the $1.00 minimum bid price requirement (the “Minimum Bid Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on the Nasdaq Capital Market.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split will be effective at 12:01 a.m. Eastern Standard Time on June 23, 2026, and will be reflected with the Nasdaq Capital Market and in the marketplace at the open of business on June 23, 2026 (the “Effective Date”), whereupon the shares of the Company’s Common Stock will begin trading on a split-adjusted basis. In connection with the Reverse Split, the Company’s Common Stock will continue to trade on Nasdaq under the symbol “FCUV” but will trade under a new CUSIP Number, 34417J609.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of the Company’s Common Stock shares held by each stockholder will be converted automatically into the number of whole Common Stock shares equal to the number of issued and outstanding Common Stock shares held by such stockholder immediately prior to the Reverse Split, divided by four (4). No fractional shares will be issued in connection with the Reverse Split. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such holder would otherwise be entitled multiplied by the most recent closing price per share of Common Stock at the effective time of the Reverse Split (as adjusted to give effect to the Reverse Split).

State Filing. The Reverse Split was effected by the Company filing an amendment to its Articles of Incorporation effective as of 12:01 a.m. ET on June 23, 2026. The Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Board and Stockholder Approval. On October 10, 2025, the Company’s stockholders through a written consent in lieu of the special meeting approved to authorize the Board of Directors (the “Board”) to effect a reverse stock split of the Common Stock, at a ratio of up to 200:1, with the exact ratio to be determined by the Board in its sole discretion at any time within one year from receiving stockholder approval. On May 13, 2026, the Board unanimously approved the Reverse Split at a ratio of four-to-one (4:1).

Capitalization. The Reverse Split will have no effect on the authorized shares of Common Stock, authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), nor the existing designations for the Series A Preferred Stock and Series B Convertible Preferred Stock. The Reverse Split will also have no effect on the stated par value of the Common Stock or Preferred Stock. The Company remains authorized to issue 1,000,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. As of May 13, 2026 (the “Record Date”), there were 2,811,244 shares of Common Stock outstanding. As a result of the Reverse Split, there will be approximately 702,811 Common Stock shares issued and outstanding (subject to adjustment due to the effect of not issuing any fractional shares).

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of the Common Stock will be substantially unaffected by the Reverse Split.

All options, convertible securities, and warrants of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of Common Stock shares into which the options, convertible securities, and warrants are exercisable or convertible by four (4) and multiplying the exercise or conversion price thereof by four (4), as a result of the Reverse Split.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation of Focus Universal Inc. as filed with the Nevada Secretary of State effective on June 22, 2026 at 9:01 p.m. PST.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026

FOCUS UNIVERSAL INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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